UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 26, 2016

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition and Ajei S. Gopal Appointment

On August 29, 2016, the Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) appointed Dr. Ajei S. Gopal, currently a member of the Board, as President and Chief Operating Officer of the Company, effective as of such date. In addition, effective as of January 1, 2017, Dr. Gopal will assume the role of Chief Executive Officer of the Company and Mr. James E. Cashman, who is the current Chief Executive Officer of the Company, will become Chairman of the Board as of such date. In connection therewith, Ronald W. Hovsepian, currently the Chairman of the Board, will become the Board’s Lead Independent Director. Dr. Gopal will remain a member of the Board, but effective immediately has resigned as a member of the Audit Committee of the Board and will cease to receive compensation as a member of the Board.

Dr. Gopal, 54, joined the ANSYS Board in February 2011. Dr. Gopal has been an operating partner at Silver Lake since April 2013. In 2016, he served as interim president and chief operating officer at Symantec Corporation, where he led the acquisition of Blue Coat, Inc. Prior to Silver Lake, he was senior vice president at Hewlett-Packard since 2011. Prior to joining HP, Dr. Gopal was executive vice president at CA Technologies, which he joined in 2006. From 2004 to 2006, he served as executive vice president and chief technology officer of Symantec Corporation. Earlier, Dr. Gopal served as chief executive officer and a member of the board of directors of ReefEdge Networks, a company he co-founded in 2000. Before that, he worked at IBM from 1991 to 2000, initially at IBM Research, and later in IBM’s Software Group. He began his career as a member of the technical staff at Bell Communications Research. Dr. Gopal has 23 U.S. patents to his name and has a doctorate in computer science from Cornell University and a bachelor’s degree from the Indian Institute of Technology in Bombay.

Dr. Gopal is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Dr. Gopal’s appointment as President and Chief Operating Officer of the Company, the Company entered into an employment agreement with Dr. Gopal, pursuant to which Dr. Gopal’s employment will be for an initial term of one year, to automatically continue for additional one-year periods unless either party elects not to renew on 60 days prior written notice or the employment is earlier terminated by either party.

Under the terms of the employment agreement, Dr. Gopal will receive an annual base salary of $550,000 and an annual bonus opportunity of up to 100% of his base salary in accordance with bonus goals and targets set by the Board. For the fiscal year ending December 31, 2016, Dr. Gopal’s bonus opportunity will be prorated for the portion of the year he is employed by the Company. Dr. Gopal will be eligible to participate in all of the Company’s benefit plans subject to the terms of such plans.

In the event that Dr. Gopal’s employment with the Company is terminated by the Company without “cause” or as a result of his resignation with “good reason”, Dr. Gopal will be entitled to (i) receive an amount equal to two times (2x) the sum of his then effective base salary plus his target bonus, payable over 24 months in equal installments, (ii) in certain circumstances, a monthly payment by the Company of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination, (iii) the vesting of a portion of the time-based vesting restricted stock units included in the Initial RSUs (as defined below) as if Dr. Gopal had been employed for an additional two (2) years, and (iv) the period of time during which Dr. Gopal may exercise his vested stock options shall be extended to the longer of (x) three months after his date of termination or (y) seven days after the commencement of the Company’s first open trading window that occurs after the date of termination, but in no event later than the 10-year expiration date of such options.

If a termination under such circumstances occurs during the period beginning 60 days prior to the effective date of a definitive agreement that will result in a change in control and ending 18 months after the consummation (closing) of a change in control, then, in lieu of the benefits described in the foregoing sentence, Dr. Gopal will be entitled to (a) the amounts described in clause (i) above, which will be paid in a lump sum in certain circumstances rather than over 24 months, (b) the acceleration and vesting of all outstanding stock options or other stock-based awards held by Dr. Gopal, subject to any performance or metric-based requirements set forth therein which shall be separately determined as set forth in the applicable award agreement and (c) in certain circumstances, a monthly payment by the Company of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination.

Dr. Gopal has agreed to be subject to certain non-competition, non-solicitation and non-hire provisions during the term of his employment and for 24 months following the termination of his employment, subject to certain carveouts for passive involvement in private equity firms with competitive investments, serving as a board member (or equivalent) of businesses with a de minimis competitive activity or serving as an executive of a business with a de minimis competitive activity provided that he has no involvement with the competitive activity.

In connection with Dr. Gopal’s appointment, the Company will issue Dr. Gopal Restricted Stock Units in an amount equal to $5,000,000 US Dollars calculated on the date of grant as determined under the Company’s equity grant policy (the “Initial RSUs”) and an option to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in an amount equal to $5,000,000 US Dollars divided by the Black-Scholes value of an option to purchase Common Stock calculated on the date of grant as determined under the Company’s equity grant policy (the “Initial Options” and, together with the Initial RSUs, the “Initial Grant”), in each case subject to the Company’s Fifth Amended and Restated 1996 Stock Option and Grant Plan, as amended, and a Restricted Stock Unit Agreement and a Non-Qualified Stock Option Agreement, respectively. The Initial RSUs vest in three equal annual installments on the anniversaries of the date of grant, and are subject to a one-year holding period post vesting. The Initial Options will vest in four equal annual installments on the anniversaries of the date of grant.

The foregoing descriptions are qualified in their entirety by reference to the full text of the employment agreement, the restricted stock unit agreement and the non-qualified stock option agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporate herein by reference.

On August 29, 2016, the Company also issued a press release related to Dr. Gopal’s appointment and the leadership transition described above, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Robert Kocis Resignation

In a separate event, on August 26, 2016, the Company received the resignation of Robert Kocis, the Company’s Vice President, Worldwide Sales and Support, effective October 1, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between ANSYS, Inc. and Ajei S. Gopal, dated

August 29, 2016.

10.2	Form of Restricted Stock Unit Agreement with Ajei S. Gopal.

10.3	Form of Non-Qualified Stock Option Agreement with Ajei S. Gopal.

99.1	Press Release, dated August 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: August 29, 2016	By:	/s/ Sheila S. Dinardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between ANSYS, Inc. and Ajei S. Gopal, dated August 29, 2016.

10.2	Form of Restricted Stock Unit Agreement with Ajei S. Gopal.

10.3	Form of Non-Qualified Stock Option Agreement with Ajei S. Gopal.

99.1	Press Release, dated August 29, 2016.